UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2026
GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
(619) 400-1170
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On January 15, 2026 at 9:00 a.m. Eastern Time, GRI Bio, Inc. (the "Company") held a Special Meeting of Stockholders (the "Special Meeting") virtually at www.virtualshareholdermeeting.com/GRI2026SM. Of the Company’s 10,121,060 shares of common stock issued and outstanding and eligible to vote as of the record date of December 19, 2025 a quorum of 4,874,725 shares, or approximately 48.16% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 29, 2025. The following actions were taken at the Special Meeting:
Proposal 1
The proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio within the range of not less than one-for-two and not more than one-for-thirty, with the exact ratio to be set within this range by the Company's board of directors (the "Board") in its sole discretion (without reducing the authorized number of shares of Company common stock) and with the Board able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by the Company's stockholders in its sole discretion, was approved by a majority of the votes cast by Company stockholders at the Special Meeting.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,218,643	652,223	3,859	—
Proposal 2
The proposal to approve a postponement or adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, was approved by a majority of the votes cast by Company stockholders at the Special Meeting.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,168,001	685,484	21,240	—

Item 8.01 Other Events.

On November 26, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market based on the information provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Nasdaq Listing Rule 5550(b)(1) requires that companies listed on The Nasdaq Capital Market with a market value of listed securities of less than $35,000,000 and annual net income of less than $500,000 maintain stockholders’ equity of at least $2,500,000.

On December 12, 2025, the Company completed a best efforts public offering (the “Offering”) of an aggregate of (i) 2,603,331 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, (ii) 8,063,336 pre-funded warrants to purchase up to 8,063,336 shares of Common Stock, and (iii) 10,666,667 Series F warrants to purchase up to 10,666,667 shares of Common Stock, for a gross cash proceeds of approximately $8.0 million.

As a result of the Offering and as of the date of this Current Report on Form 8-K, the Company believes its stockholders’ equity is in excess of the minimum $2,500,000 Nasdaq requirement. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2026	GRI Bio, Inc.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer